                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement                          [   ]  Confidential, for Use of the Commission Only (as
[   ]  Definitive Proxy Statement                                  permitted by Rule 14a-6(e)(2))
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                             TUSCARORA INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3)
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1)  Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

       (5)  Total fee paid:

       ------------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.  Amount previously paid: --------------------------------------------

       2.  Form, Schedule or Registration No.:
                                              ---------------------------------
       3.  Filing Party:
                        -------------------------------------------------------
       4.  Date Filed:
                      ---------------------------------------------------------

                                 Tuscarora Logo

                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 17, 1998

To The Shareholders:

     The Annual Meeting of Shareholders of Tuscarora Incorporated (the "Company") will be held at the Pittsburgh Airport Marriott, Parkway West, Coraopolis, Allegheny County, Pennsylvania on Thursday, December 17, 1998 at 10:30 A.M., Pittsburgh time, for the purpose of considering and acting upon the following:

     (1) The election of three persons to serve as directors for a three-year term expiring at the annual meeting of shareholders in 2001;

     (2) The adoption of an amendment of the Company's Restated Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock, without par value, from 20,000,000 shares to 50,000,000 shares and to increase the authorized number of shares of the Company's Preferred Stock, par value $.01 per share, from 1,000,000 shares to 2,000,000 shares, as described in the accompanying Proxy Statement;

     (3) The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1999 fiscal year; and

     (4) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                                  Harold F. Reed, Jr.,
                                                       Secretary

New Brighton, Pennsylvania
November 17, 1998

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. PLEASE INDICATE ON THE PROXY YOU RETURN WHETHER OR NOT YOU WILL ATTEND THE MEETING.

NOVEMBER 17, 1998

                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                        NEW BRIGHTON, PENNSYLVANIA 15066

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 17, 1998

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Tuscarora Incorporated (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company to be held on December 17, 1998 and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     The Company's Restated Articles of Incorporation (the "Articles") provide that the Company has the authority to issue 20,000,000 shares of Common Stock, without par value (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share. Only shares of Common Stock have been issued. As of the close of business on October 23, 1998, 9,528,136 shares of Common Stock were issued and outstanding.

     Holders of record of the Common Stock as of the close of business on October 23, 1998 have the right to receive notice of and to vote at the Annual Meeting. These shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Meeting. Under the Company's Articles, the shareholders do not have cumulative voting rights in the election of directors.

     The Annual Report to Shareholders for the fiscal year ended August 31, 1998, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each director, (ii) each person named in the Summary Compensation Table included in this Proxy Statement and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, the information is as of the close of business on

October 23, 1998 and each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                         BENEFICIAL OWNERSHIP
                                                           OF COMMON STOCK
                                                      --------------------------
                                                      NUMBER OF         PERCENT
                        NAME                           SHARES           OF CLASS
----------------------------------------------------   ------           --------
Thomas S. Blair                                         204,357           2.14%
James H. Brakebill (1)(2)                                72,335            .76%
David I. Cohen (3)                                        3,058            .03%
Abe Farkas (3)(4)(5)                                    432,600           4.54%
Karen L. Farkas (3)                                      19,500            .20%
Robert W. Kampmeinert (4)(6)(7)                          19,500            .20%
Jeffery L. Leininger                                       none            .00%
Brian C. Mullins (1)(2)(4)                               81,238            .85%
David C. O'Leary (1)(2)(3)(4)(6)                        179,797           1.88%
John P. O'Leary, Jr. (1)(2)(3)(4)(6)(8)                 301,817           3.14%
Harold F. Reed, Jr. (3)(4)                               76,950            .81%
Thomas P. Woolaway (3)(4)                               268,941           2.82%
All directors and executive officers of the Company
  as a group (12 persons)(1)                          1,660,093          17.05%

---------

(1) Includes shares covered by stock options exercisable within 60 days as follows: James H. Brakebill, 50,850 shares; Brian C. Mullins, 51,810 shares; David C. O'Leary, 35,250 shares; and John P. O'Leary, Jr., 70,500 shares. In computing the percentage ownership for each executive officer and all directors and executive officers as a group, the shares covered by the stock options held by each executive officer and the group are deemed outstanding.

(2) Includes shares credited to their accounts under the Company's Common Stock Purchase Plan for Salaried Employees as of the close of business on August 31, 1998 as follows: James H. Brakebill, 2,092 shares; Brian C. Mullins, 1,395 shares; David C. O'Leary, 1,364 shares; and John P. O'Leary, Jr., 997 shares.

(3) Includes shares held jointly with their spouses, as to which voting power and investment power are shared, as follows: David I. Cohen, 3,058 shares; Abe Farkas, 143,000 shares; Karen L. Farkas, 750 shares; David C. O'Leary, 30,684 shares; John P. O'Leary, Jr., 16,368 shares; Harold F. Reed, Jr., 13,500 shares; and Thomas P. Woolaway, 69,994 shares.

(4) Includes shares held by their wives as follows: Abe Farkas, 90,000 shares; Robert W. Kampmeinert, 1,500 shares; Brian C. Mullins, 8,000 shares; David
    C. O'Leary, 2,617 shares; John P. O'Leary, Jr., 592 shares; Harold F. Reed, Jr., 1,500 shares and Thomas P. Woolaway, 77,139 shares. Beneficial ownership of these shares is disclaimed.

(5) Includes 168,100 shares held by the wife of Abe Farkas as trustee under trusts for children and grandchildren. Beneficial ownership of these shares is disclaimed.

(6) Includes shares held in custodian accounts for children as follows: Robert
    W. Kampmeinert, 3,000 shares; David C. O'Leary, 11,475 shares; and John P. O'Leary, Jr., 13,622 shares. Beneficial ownership of these shares is disclaimed.

(7) Includes 15,000 shares held by Parker/Hunter Incorporated. Beneficial ownership of these shares is disclaimed.

(8) Includes 105,285 shares held by the trust for the individual account defined contribution pension plans of the Company and its subsidiaries. John P. O'Leary, Jr. is a named fiduciary with respect to this trust and has sole power to direct the trustee as to the acquisition, disposition and voting of the Company's Common Stock held by the trust.

     The information in the table does not include 316,761 shares of the Company's Common Stock held by trusts created under the Will of John P. O'Leary, Sr., co-founder and former Chief Executive Officer of the Company. Mrs. John P. O'Leary, Sr., John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck are co-trustees of these trusts and share voting power and investment power. John P. O'Leary, Jr., David C. O'Leary and Kerry O'Leary Zombeck are the children of Mrs. John P. O'Leary, Sr.

OTHER BENEFICIAL OWNERS

     Information with respect to the only persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock is as follows:

                                                           BENEFICIAL OWNERSHIP
                                                             OF COMMON STOCK
                                                         ------------------------
                                                         NUMBER OF       PERCENT
                   NAME AND ADDRESS                       SHARES         OF CLASS
-------------------------------------------------------  ---------       --------
Jack Farkas 6315 Forbes Avenue Pittsburgh, Pennsylvania   486,000         5.10%
15212

T. Rowe Price Associates, Inc. 100 East Pratt Street      759,400         7.97%
Baltimore, Maryland 21202

     The above information with respect to Jack Farkas is as of October 23, 1998. Jack Farkas is the brother and uncle, respectively, of Abe Farkas and Karen L. Farkas, both of whom are directors of the Company. Jack Farkas has sole voting power and sole investment power with respect to the shares included in the table. Of the shares, 198,000 are held by an irrevocable trust of which Jack Farkas is the sole Trustee.

     The above information with respect to T. Rowe Price Associates, Inc. ("Price Associates") is as of October 30, 1998 and was obtained from a letter dated November 2, 1998 from Price Associates to the Company. The letter reported that the shares were owned by various individual and institutional investors, including the T. Rowe Price Small Cap Value Fund which held 700,000 shares (7.35% of the shares outstanding) for which Price Associates serves as investment advisor with power to direct investments and/or to vote the securities. The letter reported that Price Associates had sole investment power with respect to the 759,400 shares and no sole voting power. While Price Associates is deemed to be a beneficial owner for purposes of the SEC reporting requirements, Price Associates expressly disclaimed that it is, in fact, the beneficial owner of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock. These persons are required to furnish the Company with copies of all Section 16(a) reports they file. In March 1998, Abe Farkas made a late filing of an amended Form 5 report which disclosed a gift of 100 shares of the Company's Common Stock in December 1996; and on November 4, 1998 David I. Cohen made a late filing of an amended Form 5 report which disclosed purchases of an aggregate of 58 shares of the Company's Common Stock in July 1997, January 1998 and July 1998. Based on written representations of its directors and executive officers and copies of the reports that they filed, the Company believes that all other reports required to be filed under Section 16(a) by the Company's directors and executive officers since the beginning of the 1998 fiscal year were timely filed.

                             ELECTION OF DIRECTORS

     Three directors will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 2001 and until their successors are elected. The Board of Directors has nominated David I. Cohen, Abe Farkas and John P. O'Leary, Jr. and recommends a vote for their election. Each nominee has consented to be named as a nominee. All the nominees are presently directors.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Directors will be voted "FOR" the election of the three nominees. In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board.

     The Board of Directors does not have a nominating committee. The Company's Articles provide that nominations for the election of directors at a meeting of shareholders may be made only by the Board, a committee of the Board or a shareholder of record entitled to vote in the election of the directors to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. In the case of an annual meeting, the written notice must be received 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Articles. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information with respect to the nominees and the other directors whose terms of office will continue after the Annual Meeting is set forth in the table below. The nominees and other directors have held the positions shown for more than five years unless otherwise indicated.

                                    DIRECTOR                      PRINCIPAL OCCUPATION OR
               NAME                  SINCE                    EMPLOYMENT; DIRECTORSHIPS; AGE
               ----                  -----                    ------------------------------
Nominees for a term expiring in 2001:
David I. Cohen                        1993           Partner of Titus & McConomy LLP (law firm),
                                                     Pittsburgh, Pennsylvania since July 1995; Partner
                                                     of Reed Smith Shaw & McClay LLP (law firm),
                                                     Pittsburgh, Pennsylvania prior to July 1995; Age
                                                     47

Abe Farkas                            1962           Retired; formerly owner of Beaver Super Market,
                                                     Beaver, Pennsylvania; Age 82

John P. O'Leary, Jr.                  1974           President and Chief Executive Officer of the
                                                     Company (also Chairman of the Board of Directors
                                                     of the Company); Director of Matthews
                                                     International Corporation; Age 51

Continuing directors with a term expiring in 1999:
Thomas S. Blair                       1962           Chairman of the Board of Blair Strip Steel
                                                     Company (manufacturer of cold-rolled strip
                                                     steel), New Castle, Pennsylvania; Age 76

                                    DIRECTOR                      PRINCIPAL OCCUPATION OR
               NAME                  SINCE                    EMPLOYMENT; DIRECTORSHIPS; AGE
               ----                  -----                    ------------------------------
Jeffery L. Leininger                  1996           Vice Chairman-Specialized Commercial Banking,
                                                     Mellon Bank, N.A. (national bank), Pittsburgh,
                                                     Pennsylvania since February 1996; Executive Vice
                                                     President and Department Head, Mellon Bank, N.A.,
                                                     from February 1994 to February 1996; Senior Vice
                                                     President and Region Manager, Mellon Bank, N.A.,
                                                     prior to February 1994; Age 52

Thomas P. Woolaway                    1962           Retired Chief Operating Officer of the Company;
                                                     Vice Chairman of the Board of Directors of the
                                                     Company; Age 67
Continuing directors with a term expiring in 2000:
Karen L. Farkas                       1994           President and Treasurer of Heart Smart Foods Ltd.
                                                     (wholesaler of specialty foods), Alberta, Canada;
                                                     Tutor and seminar instructor in corporate
                                                     finance, investments and individual finance at
                                                     Athabasca University, Alberta, Canada; Age 50

Robert W. Kampmeinert                 1994           Chairman, President and Chief Executive Officer
                                                     of Parker/Hunter Incorporated (investment banking
                                                     firm); Pittsburgh, Pennsylvania; Director of
                                                     Tollgrade Communications, Inc.; Age 55

David C. O'Leary                      1985           Vice President and Chief Operating Officer of the
                                                     Company since May 1997; Vice President, Sales and
                                                     Marketing of the Company from April 1994 to May
                                                     1997; Vice President, Southern Division of the
                                                     Company prior to April 1994; Age 49

Harold F. Reed, Jr.                   1969           Senior Partner of Reed, Luce, Tosh, Wolford and
                                                     Douglass (law firm), Beaver, Pennsylvania;
                                                     Secretary of the Company; Director of First
                                                     Western Bancorp;
                                                     Age 71

     During the 1998 fiscal year, there were seven meetings of the Board of Directors. Average attendance at those meetings was 98.6%.

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. The three nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee.

     The members of the Executive Committee are John P. O'Leary, Jr. (Chairman), Thomas S. Blair, David C. O'Leary, Harold F. Reed, Jr. and Thomas P. Woolaway. The Committee may exercise all the power and authority of the Board in the management of the affairs of the Company except for matters expressly reserved by law for Board action. It is intended that the Committee will meet only infrequently as necessary between regular meetings of the Board. The Executive Committee did not meet during the 1998 fiscal year.

     The members of the Compensation Committee are Robert W. Kampmeinert (Chairman), Thomas S. Blair, Harold F. Reed, Jr. and Thomas P. Woolaway. The Committee recommends to the Board the base salary of the Company's executive officers and the grant of stock options under the Company's stock option plans. For many years, the Committee has also recommended to the Board the bonuses of the Company's executive officers. In addition, the Committee administers the Company's Common Stock Purchase Plan for Salaried Employees and designates the participants and levels of participation under the Company's Supplemental Executive Retirement Plan. The Committee also makes recommendations to the Board with respect to director compensation and administers the Company's Deferred Compensation Plan for Non-Employee Directors. During the 1998 fiscal year, there were four meetings of the Compensation Committee.

     The members of the Audit Committee are David I. Cohen (Chairman), Abe Farkas, Karen L. Farkas and Jeffery L. Leininger. The responsibilities of the Committee include assuring direct and open lines of communication between the Board of Directors and the Company's accounting personnel and independent public accountants and reviewing the annual financial statements of the Company and its subsidiaries with the management of the Company and the independent public accountants. The Committee verifies the independence of the independent public accountants, recommends to the Board the retention or selection of the independent public accountants, reviews the quality and depth of staffing in the Company's financial and accounting departments and reviews proposed changes in accounting principles as they may materially affect the Company. During the 1998 fiscal year, there were two meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $5,000. Non-employee directors who serve on the Executive Committee also receive an annual fee of $1,500 and non-employee directors who serve as Chairmen of Board Committees also receive an annual fee of $1,000. In addition, non-employee directors receive $1,500 for each Board meeting and $750 for each meeting of the Compensation Committee and Audit Committee they attend. Non-employee directors receive reimbursement for travel expenses to attend Board and Committee meetings. Directors who are employees of the Company do not receive compensation for serving as a director.

     The Company maintains a Deferred Compensation Plan for Non-Employee Directors which permits Directors who are not employees of the Company to defer compensation earned for services as a director until after termination of service. Participants may defer compensation into a bookkeeping account which credits the participant with phantom share units of the Company's Common Stock or into a bookkeeping account to which interest is credited. The number of phantom share units credited is the amount of compensation deferred divided by the fair market value of the Company's Common Stock on the date of deferral. Three non-employee directors have elected to defer all or part of their compensation into a phantom share account. As cash dividends are paid, additional phantom share units are credited to the account. Payments of the value of an account are made by the Company in cash after the participant ceases to be a director at the election of the participant in a lump sum or in up to ten annual installments.

     The Company's 1997 Stock Incentive Plan provides for the grant of stock options to non-employee directors but no such options had been granted as of the end of the 1998 fiscal year.

     The Company also has a retirement plan for directors who are not current or former employees of the Company. Under the plan, retirement benefits are paid to any director whose service as a director has terminated and who is 60 and has completed at least five years of service on the Board at the time of termination of service. The retirement benefit is an amount equal to 50% of the amount paid each year to active non-employee directors. The benefits commence immediately upon termination of service and terminate upon the earliest to occur of (i) expiration of a period of time equal to the period of time the retired director served, (ii) the death of the retired director or (iii) the tenth anniversary of the date on which service as a director terminated. There are no survivor benefits payable under the plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years to those persons who were at August 31, 1998 the Chief Executive Officer of the Company and the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                             ANNUAL COMPENSATION                  AWARDS
                                 -------------------------------------------   ------------
                                                                   OTHER        SECURITIES
                                                                   ANNUAL       UNDERLYING     ALL OTHER
                                 FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(1)    YEAR     ($)(2)     ($)(3)       ($)(4)         (#)(5)         ($)(6)
-------------------------------  ------   --------   --------   ------------   ------------   ------------
John P. O'Leary, Jr.              1998    $272,000   $ 75,000       $--           15,000        $22,640
  President and                   1997     262,000    105,000        --           15,000         21,251
  Chief Executive Officer         1996     250,000    120,000        --           15,000         10,047
David C. O'Leary                  1998     185,000     45,000        --            7,500         19,505
  Vice President and Chief        1997     170,000     54,000        --            7,500         18,332
  Operating Officer since May     1996     155,000     60,000        --            7,500         10,128
  1997; Vice President, Sales
  and Operations prior to May
  1997
Brian C. Mullins                  1998     176,000     40,000        --            7,500         22,475
  Vice President, Chief           1997     170,000     54,000        --            7,500         21,246
  Financial Officer and           1996     162,500     60,000        --            7,500         10,032
  Treasurer
James H. Brakebill                1998     176,500     40,000        --            7,500         22,615
  Vice President,                 1997     170,000     54,000        --            7,500         21,454
  Manufacturing Services since    1996     155,000     60,000        --            7,500         10,128
  May 1997; Vice President,
  Manufacturing prior to May
  1997

---------

(1) At its regular Board meeting held on October 16, 1998, the titles of David
    C. O'Leary, Brian C. Mullins and James H. Brakebill were changed to Senior Vice President.

(2) Represents base salary and includes the tax deferred contributions made by the Company on behalf of the executive officers under the Company's Section 401(k) Plan for Salaried Employees.

(3) Represents cash bonuses awarded to the executive officers following the end of each fiscal year.

(4) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any executive officer equals or exceeds $50,000 or 10% of the total of annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the executive officers named for any of the fiscal years covered in the table.

(5) Represents the number of shares of the Company's Common Stock for which stock options were granted during the fiscal year. The stock options were granted under the Company's 1989 Stock Incentive Plan. No further stock options may be granted under this plan. In December 1997, the shareholders approved the Company's 1997 Stock Incentive Plan under which stock options may be granted to the Company's employees, including the executive officers, as well as to the Company's non-employee directors. No stock options or other awards had been granted under the 1997 Stock Incentive Plan as of the end of the 1998 fiscal year.

(6) This column includes employer contributions for the accounts of the named executive officers under (i) the Company's individual account defined contribution pension plan for salaried employees, (ii) the Company's Section 401(k) Plan for Salaried Employees and (iii) the Company's Common Stock

    Purchase Plan for Salaried Employees. For the 1998 fiscal year, the breakdown of the employer contributions among the plans is as set forth below.

                                                                                 COMMON
                                                                                 STOCK
                                                      PENSION      SECTION      PURCHASE
                          NAME                         PLAN      401(K) PLAN      PLAN
                          ----                        -------    -----------    --------
    John P. O'Leary, Jr.............................  $20,800      $1,480         $360
    David C. O'Leary................................   17,600       1,545          360
    Brian C. Mullins................................   20,800       1,455          240
    James H. Brakebill..............................   20,800       1,455          360

     Option Grants. The following table sets forth as to the persons named in the Summary Compensation Table additional information with respect to the stock options granted during the 1998 fiscal year, including the potential realizable value from the stock options assuming they are exercised at the end of the ten-year option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                       OPTION GRANTS IN 1998 FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE
                                             INDIVIDUAL GRANTS(1)                       AT ASSUMED ANNUAL RATES
                           --------------------------------------------------------         OF STOCK PRICE
                            NUMBER OF       % OF TOTAL       EXERCISE                      APPRECIATION FOR
                           SECURITIES     OPTIONS GRANTED      PRICE                        OPTION TERM(2)
                           UNDERLYING     TO EMPLOYEES IN    PER SHARE   EXPIRATION   ---------------------------
          NAME             OPTIONS(#)    1998 FISCAL YEAR     ($/SH)        DATE         5%($)          10%($)
-------------------------  ----------    ----------------     ------     ----------   ------------   ------------
John P. O'Leary, Jr......    15,000            7.40%          $19.16      10/22/07     $ 180,744      $ 458,042
David C. O'Leary.........     7,500            3.70%           19.16      10/22/07        90,372        229,021
Brian C. Mullins.........     7,500            3.70%           19.16      10/22/07        90,372        229,021
James H. Brakebill.......     7,500            3.70%           19.16      10/22/07        90,372        229,021

---------

(1) The stock options for the number of shares shown were granted on October 23, 1997 and became exercisable on April 23, 1998. The exercise price per share was 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value is the average of the high and low sales prices of the Company's Common Stock on the date of grant on the NASDAQ National Market System as reported in The Wall Street Journal. The exercise price may be paid in cash, in shares of the Common Stock which have been held for at least one year or in any combination of cash and such shares.

(2) The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Company's Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers. The information is not intended to forecast possible future stock price appreciation, if any.

     Option Exercises and Values. The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the number of shares of the Company's Common Stock acquired upon the exercise of stock options during the 1998 fiscal year, the value realized from such exercises, the number of shares covered by unexercised stock options held at August 31, 1998 and the value of such unexercised stock options at August 31, 1998.

              AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR AND
                       1998 FISCAL YEAR END OPTION VALUES

                                                                      NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING     VALUE OF UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS AT          OPTIONS AT
                                                          VALUE      1998 FISCAL         1998 FISCAL
                                    SHARES ACQUIRED     REALIZED       YEAR END            YEAR END
               NAME                 ON EXERCISE (#)      ($)(1)         (#)(2)              ($)(3)
----------------------------------  ---------------      ------         ------       --------------------
John P. O'Leary, Jr...............        None                --        70,500             $ 91,763
David C. O'Leary..................        None                --        35,520               45,881
Brian C. Mullins..................       5,250           $61,483        51,810              163,329
James H. Brakebill................       4,275            49,940        50,850              156,335

---------

(1) The value realized is the difference between the aggregate fair market value of the shares acquired on exercise and the aggregate exercise price.

(2) The outstanding stock options at 1998 fiscal year end include stock options granted under the Company's 1985 Incentive Stock Option Plan and 1989 Stock Incentive Plan. All the outstanding stock options at 1998 fiscal year end were exercisable.

(3) The value of unexercised in-the-money stock options is the difference between the aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at 1998 fiscal year end and the aggregate exercise price of such stock options. Certain outstanding stock options at 1998 fiscal year end were not in-the-money.

     Supplemental Retirement Benefits. The Company has a supplemental executive retirement plan under which supplemental retirement benefits may be paid by the Company directly to key executives designated by the Compensation Committee. John P. O'Leary, Jr., Brian C. Mullins and James H. Brakebill have been designated as participants. Under the plan, designated percentages of compensation are credited each fiscal quarter to an unfunded bookkeeping account for each participant. Interest is also credited to the account for each fiscal quarter at the then prime rate as announced by the Company's principal bank. Payments from the account commence after the later of the participant's termination of employment or age 55 and are paid in the form of a single life annuity unless another form of annuitized payment is elected. A participant does not have the option to elect to receive a lump sum payment from the Company. Under an agreement entered into with each participant, the supplemental retirement benefits may be forfeited in the event of certain activity by the participant not in the best interests of the Company during the three-year period following termination of employment. During the 1998 fiscal year, the amounts accrued by the Company under the plan to the bookkeeping accounts for the benefit of John P. O'Leary, Jr., Brian C. Mullins and James H. Brakebill, including the accrued interest, amounted to $26,560, $15,640 and $21,636, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's principal bank is Mellon Bank, N.A., of which Jeffery L. Leininger, a director of the Company, is Vice Chairman-Specialized Commercial Banking. The Company has a credit agreement with Mellon Bank, N.A. which provides for a $40,000,000 revolving credit facility and under which, as of August 31, 1998, $27,750,000 was borrowed under a term note repayable in quarterly installments with final maturity on August 31, 2004. As of August 31, 1998, $34,215,000 was borrowed under the revolving credit facility. The Company may choose between various interest rate options for specified interest periods with respect to amounts borrowed under both the revolving credit facility and the term note. The Company has also entered into interest rate swap, cap and floor agreements with Mellon Bank, N.A. having a combined notional value of $37,750,000 as of August 31, 1998. The purpose of these agreements is to reduce the impact of increases in the interest rates on the Company's variable rate long-term debt, principally under the credit agreement with Mellon Bank, N.A.

     For information regarding transactions involving Robert W. Kampmeinert and Harold F. Reed, Jr., directors of the Company, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1998 fiscal year, the members of the Compensation Committee were Robert W. Kampmeinert, Thomas S. Blair, Harold F. Reed, Jr. and Thomas P. Woolaway.

     Robert W. Kampmeinert is the Chairman, President and Chief Executive Officer of Parker/Hunter Incorporated, an investment banking firm which rendered professional services to the Company during the 1998 fiscal year and will render professional services to the Company during the 1999 fiscal year.

     Harold F. Reed, Jr. is a partner in the law firm of Reed, Luce, Tosh, Wolford and Douglass which rendered professional services to the Company during the 1998 fiscal year and will render professional services to the Company during the 1999 fiscal year. Mr. Reed is also Secretary of the Company.

     Thomas P. Woolaway, a co-founder of the Company, was an officer of the Company from its formation until his retirement in 1994. Mr. Woolaway was the Chief Operating Officer of the Company at the time of his retirement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for its executive officers is administered by the Compensation Committee of the Board of Directors, all the members of which are non-employee directors. The program is composed primarily of cash compensation, consisting of base salary and a bonus, but also includes non-cash compensation in the form of stock options and accrued supplemental retirement benefits. The Company has four executive officers, each of whom is named in the Summary Compensation Table included in this Proxy Statement.

     Base Salary and Bonus. The base salary and bonus of each executive officer for each fiscal year is established by the Board of Directors following recommendations by the Committee. Base salary for a fiscal year is determined at the end of the preceding fiscal year. Bonuses for a fiscal year have been determined after the financial results for each fiscal year have become available.

     The base salary of each executive officer depends primarily on the office and responsibilities of the executive officer. Increases are affected by the Company's growth and financial performance. For the 1998 fiscal year, the Committee recommended and the Board approved an increase in the base salary of John P. O'Leary, Jr., the Company's Chief Executive Officer, of 3.6% compared to an increase of 5% for the 1997 fiscal year. The increases in base salary for the other executive officers were 3.5% which were also lower increases than for the preceding fiscal year. It was intended that the increases in base salary approximate the rate of inflation. The rationale for the lower salary increases for the 1998 fiscal year than in the prior fiscal year was that the Company's profit performance during the 1997 fiscal year was not satisfactory. Net income for the 1997 fiscal year was approximately $9.3 million compared to approximately $9.7 million in fiscal 1996. During the 1998 fiscal year, the base salary of David C. O'Leary was increased from $176,000 per annum to $200,000 per annum simultaneously with his election as the Company's Chief Operating Officer.

     As to bonuses, the Committee strongly believes that the executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for a fiscal year have been a primary consideration in the awarding of bonuses; but other factors, especially individual performance, have had significance as well. There has been no plan requiring that bonuses be paid if certain criteria are met, there has been no established relationship between a bonus and base salary and there has been no formula under which established weights have been given to the various factors considered. In general, the Committee has compared the factors for the fiscal year for which a bonus is paid against recent prior fiscal years and has acted accordingly. The bonuses for the executive officers for the 1998 fiscal year were determined as in the prior fiscal years and because the financial results for the 1998 fiscal year were very disappointing, the bonuses for the executive officers, including the Chief Executive Officer, were substantially less than in the prior two fiscal years.

     The Committee has not recommended base salaries or bonuses based on compensation paid by other companies although from time to time the Committee reviews ranges of compensation for executive officers of manufacturing companies with comparable sales.

     New Incentive Bonus Plan. Commencing in August 1997, the Committee began considering revision of the bonus system to provide a more incentive based bonus computation. Thereafter, in November 1997 the Company retained William M. Mercer, Incorporated ("Mercer") to commence a review of the Company's compensation arrangements for senior management. The review was commenced in conjunction with a Company reorganization from centralized management to five divisions determined on a geographical basis, each with a division Vice President responsible for a group of five to nine manufacturing facilities. During the remainder of the 1997 fiscal year, Mercer prepared a competitive pay levels study and recommended an incentive bonus plan which was reviewed in depth by the Committee. While no formal plan has yet been adopted, financial targets have been established for the executive officers, the division Vice Presidents and other key employees. It is expected that bonuses for the executive officers for the 1999 fiscal year and future years will be based primarily on achievement of the financial targets established under the new plan.

     Stock Options. The Committee recommends stock option grants to the Board of Directors. Stock options have been the principal form of long-term compensation received by the Company's executive officers. The Committee has favored stock options as a long-term incentive because they match the interests of the employee-optionholder with those of the shareholders. Any value to the employee is tied directly to stock price increases. For a number of years, stock options have been granted each October following release of the Company's financial results for the preceding fiscal year. The number of shares covered by each stock option grant depends on the optionee's responsibilities with the Company, as reflected by the optionee's job classification, as well as the Company's financial performance. John P. O'Leary, Jr., by virtue of his position as Chief Executive Officer, receives a stock option for a greater number of shares than the other executive officers. In October 1997, Mr. O'Leary was granted a stock option to purchase 15,000 shares of the Company's Common Stock while the other executive officers were granted stock options for 7,500 shares. The exercise price of the stock options, which expire after ten years, is 100% of the fair market value of the Company's Common Stock on the effective date of grant. Stock options for the same number of shares were granted to the executive officers in October 1995 and October 1996.

     In October 1997, the Committee recommended that the Board of Directors adopt, and the Board adopted, the Company's 1997 Stock Incentive Plan (the "1997 Plan"). In December 1997, the Company's shareholders approved the 1997 Plan under which the Board may grant a total of 750,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries and to the Company's non-employee directors. The stock options granted in October 1997 were granted under the Company's 1989 Stock Incentive Plan. No further stock options may be granted under this plan.

     Retirement Benefits. The Company's executive officers will receive retirement benefits under the Company's individual account defined contribution pension plan for salaried employees and the Company's Section 401(k) Plan, both of which are qualified plans under the Internal Revenue Code. In addition, benefits payable directly by the Company to the Chief Executive Officer and two of the other executive officers upon retirement are being accrued by the Company for these individuals in unfunded bookkeeping accounts established under the Company's supplemental executive retirement plan.

     Other. The executive officers may also participate in the Company's Common Stock Purchase Plan for Salaried Employees which is administered by the Committee. Certain perquisites and other personal benefits are also provided to certain of the Company's employees, including its executive officers. These personal benefits in the aggregate are not significant.

     The Committee is aware that the deduction for compensation paid to the Chief Executive Officer and the other executive officers is limited to $1 million under Section 162(m) of the Internal Revenue Code and that certain performance based compensation may be excluded from this limitation. The Committee has not recommended that any steps be taken to qualify any compensation for the exclusion because it has not been necessary to do so. Cash compensation paid to the executive officers has not reached the level where being entitled to the deduction might be a concern for the Company. Also, the vast majority of the stock options granted to the executive officers each year has been incentive stock options as to which the Company is not generally entitled to a deduction for Federal income tax purposes.

                                          Respectfully submitted,

                                          Robert W. Kampmeinert, Chairman
                                          Thomas S. Blair
                                          Harold F. Reed, Jr.
                                          Thomas P. Woolaway

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock over the 1994-1998 fiscal years with the cumulative total return of the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group over the same period. The graph assumes a $100 investment on August 31, 1993 in the Company's Common Stock and in each of the indices and assumes the reinvestment of dividends.

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE RUSSELL
                                   2000 INDEX
           AND THE DOW JONES CONTAINERS AND PACKAGING INDUSTRY GROUP

                                                                                         DOW JONES
                                                                                         CONTAINERS
               MEASUREMENT PERIOD                    TUSCARORA                              AND
             (FISCAL YEAR COVERED)                  INCORPORATED      RUSSELL 2000       PACKAGING
1993                                                           100               100               100
1994                                                           106               106               119
1995                                                           169               128               136
1996                                                           166               142               134
1997                                                           198               183               179
1998                                                           170               150               136

                        PROPOSED INCREASE IN AUTHORIZED
                        COMMON STOCK AND PREFERRED STOCK

GENERAL

     The Board of Directors unanimously recommends that the shareholders adopt an amendment to Article 5th of the Company's Articles to increase the authorized number of shares of the Company's Common Stock, without par value, from 20,000,000 shares to 50,000,000 shares and to increase the authorized number of shares of the Company's Preferred Stock, par value $.01 per share, from 1,000,000 shares to 2,000,000 shares. Unless otherwise directed therein, the proxies solicited by the Board will be voted "FOR" the proposed amendment.

     As of October 23, 1998, 9,528,136 shares of the Company's Common Stock were issued and outstanding and only 4,620 shares of Common Stock were held as treasury shares. An additional 1,895,953 shares of Common Stock are reserved for issuance under the Company's stock incentive plans and Common Stock Purchase Plan. Thus, of the 20,000,000 presently authorized shares of Common Stock as of October 23, 1998, after reflecting the reserved shares, only 8,575,911 shares remained available for issuance for other purposes. As to the Preferred Stock, while none of the 1,000,000 authorized shares have been issued, 781,805 of the authorized shares were potentially issuable under the Company's Shareholder Rights Plan as of October 23, 1998, leaving only 218,195 shares available for issuance for other purposes.

REASONS FOR THE PROPOSED AMENDMENT

     The Board of Directors believes that it is desirable to have the additional authorized shares of Common Stock, as well as the additional shares of Preferred Stock, available for general corporate purposes, including possible acquisition, capital raising and financing transactions, Common Stock distributions or stock splits (such as occurred in October 1987, April 1992 and January 1997), and future employee and director incentive and benefit plans. While the Company has no present plans or commitments with respect to the issuance of any of the additional authorized shares, the Company believes it advisable to have the authorization to issue the additional shares in order to permit the Company, as the need may arise, to move promptly to take advantage of market conditions or the availability of other favorable opportunities without the delay and expense of calling a special shareholders' meeting.

     The additional shares of the Common Stock and Preferred Stock will be available for issuance by the Board of Directors for any proper corporate purpose, to such persons and for such consideration as the Board may determine, without any further action by the shareholders except in the case of certain types of transactions requiring a shareholder vote under Pennsylvania law, the Articles or the rules of the NASDAQ National Market System. The NASDAQ rules currently require shareholder approval in several instances, including certain acquisition transactions and the adoption of certain employee and director plans.

     The holders of any of the additional shares of the Common Stock issued in the future will have the same rights and privileges as the holders of the shares of the Common Stock currently issued and outstanding. The holders of any undesignated Preferred Stock issued in the future will have such rights, preferences and privileges as may be determined by the Board of Directors at the time of designation, including conversion, redemption, voting and liquidation rights and preferences. Neither the holders of the Common Stock nor the Preferred Stock have preemptive rights with respect to the future issuance of any additional shares.

POSSIBLE ANTI-TAKEOVER EFFECT

     Although the proposed amendment is not intended to be an antitakeover measure, shareholders should note that, under certain circumstances, the issuance of the additional authorized shares of Common Stock or Preferred Stock could be used to create impediments to persons seeking to effect a merger or otherwise gain control of the Company. Any of the additional shares of Common Stock or Preferred Stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In particular, the Board could authorize holders of the Preferred Stock to vote as a class, either separately or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     Under the Articles, unless approved by the Board of Directors, a merger or similar transaction with a person or group which beneficially owns more than 20% of the outstanding voting power of the Company's capital stock entitled to vote generally in an annual election of directors of the Company (the "Voting Stock") or an amendment to the Articles or the Company's By-Laws must be approved by the affirmative vote of 75% of the outstanding shares of the Voting Stock and by a majority of the outstanding shares of Voting Stock not beneficially owned by such person or group. The issuance of the additional authorized shares of the Common Stock or Preferred Stock could prevent a merger or similar transaction or Articles or By-Law amendment from receiving the necessary shareholder approval.

     Finally, the proposed amendment might simply also be considered as having the effect of discouraging an attempt by a person to acquire control of the Company through the acquisition of a substantial number of shares of the Voting Stock. The issuance of the additional authorized shares of Common Stock or Preferred Stock could dilute the stock ownership for such person and increase the cost to such person of acquiring control.

     Under the Articles, the Company has a classified Board of Directors and the Company's shareholders do not have cumulative voting rights in the election of directors.

     There has been no attempt to takeover the Company at any time in the past, and the Board of Directors is not aware that any person or group is seeking to obtain control of the Company.

EFFECTIVE DATE

     If the proposed amendment is adopted, the amendment will become effective upon the filing of Articles of Amendment to the Company's Articles with the Pennsylvania Department of State.

VOTE REQUIRED

     Under Pennsylvania law, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Company's Common Stock voting in person or represented by proxy and entitled to vote, a quorum being present, is necessary for the adoption of the amendment. Abstentions from voting by shareholders present in person or represented by proxy and entitled to vote are not votes cast "for" or "against" the amendment and are therefore not counted in determining whether the required vote has been obtained.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1999 fiscal year. Ernst & Young LLP has audited the financial statements of the Company and its subsidiaries for the 1997 and 1998 fiscal years. Although the appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board believes that shareholders should participate in the selection of the independent public accountants through the ratification process.

     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted "FOR" the ratification of the appointment of Ernst & Young LLP. In the event the shareholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent public accountants for the 2000 fiscal year.

     The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. The Board understands that while such representatives do not presently plan to make a statement at the Meeting, they will be available to respond to appropriate questions.

     S.R. Snodgrass, A.C., the Company's former independent public accountants, audited the financial statements of the Company and its subsidiaries for the 1996 fiscal year and prior fiscal years. The decision to change independent public accountants effective with the 1997 fiscal year was recommended by the Company's management and approved by the Audit Committee of the Board of Directors on February 9, 1996. Ernst & Young LLP was appointed by the Board for the 1997 fiscal year on the same date. The change to Ernst & Young LLP resulted from the expansion of the Company's operations into foreign countries. Ernst & Young LLP had already been performing the required statutory audits of the Company's operations in the United Kingdom and Mexico.

     The reports of S.R. Snodgrass, A.C. on the financial statements of the Company and its subsidiaries for the 1995 and 1996 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the 1995 and 1996 fiscal years, there were no disagreements between the Company and S.R. Snodgrass, A.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of S.R. Snodgrass, A.C., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. During such fiscal years, there were also no reportable events as defined in Item 304(a)(1)(v) of the SEC's Registration S-K.

     During the Company's 1995 and 1996 fiscal years, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. However, as indicated above, the Company did engage Ernst & Young LLP to perform statutory audits of the Company's operations in the U.K. and Mexico for its 1995 and 1996 fiscal years.

VOTE REQUIRED

     Under Pennsylvania law, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Company's Common Stock voting in person or represented by proxy and entitled to vote, a quorum being present, is necessary for the ratification of the appointment of Ernst & Young LLP. Abstentions from voting by shareholders present in person or represented by proxy and entitled to vote are not votes cast "for" or "against" ratification of the appointment of Ernst & Young LLP and are therefore not counted in determining whether the required vote has been obtained.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may solicit proxies in person or by telephone or telegraph. Brokers, banks and other holders of record, either directly or through an agent, will forward proxy soliciting material and the Company's Annual Report to Shareholders for the fiscal year ended August 31, 1998 to the beneficial owners of the shares of the Company's Common Stock held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in so doing.

     The Company has also engaged Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC has advised the Company that its services will include contacting brokers, banks, non-objecting beneficial owners and individual holders of record of the Company's Common Stock. It is anticipated that the Company will pay $5,000 to CIC for its services, plus expenses.

                           1999 SHAREHOLDER PROPOSALS

     A proposal submitted by a shareholder for inclusion in the Company's Proxy Statement for the regular annual meeting of shareholders to be held in 1999 must be received by the Secretary, Tuscarora Incorporated, 800 Fifth Avenue, New Brighton, Pennsylvania 10566 on or prior to July 20, 1999. A proposal submitted by a shareholder for action at such regular annual meeting, but not for inclusion in the Company's Proxy Statement, must be so received on or prior to October 3, 1999.

     Information with respect to the written notice and information required to be provided by a shareholder of record in order to nominate a candidate for election at an annual meeting of shareholders is contained under the heading "Election of Directors" in this Proxy Statement.

                                          By Order of the Board of Directors,

                                                  Harold F. Reed, Jr.,
                                                       Secretary

                                                                           PROXY

                             TUSCARORA INCORPORATED

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

             PITTSBURGH AIRPORT MARRIOTT, PARKWAY WEST, CORAOPOLIS,
                         ALLEGHENY COUNTY, PENNSYLVANIA
            THURSDAY, DECEMBER 17, 1998, 10:30 A.M., PITTSBURGH TIME

     The undersigned shareholder of Tuscarora Incorporated (the "Company") hereby appoints John P. O'Leary, Jr., Harold F. Reed, Jr. and Brian C. Mullins, and each of them acting individually, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held December 17, 1998, and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this proxy and, in their discretion, upon any other business which may properly come before the Meeting.

     The undersigned shareholder hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated November 17, 1998, and of the Annual Report to Shareholders for the 1998 fiscal year, and hereby ratifies all that said proxies may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

                (Continued, and to be signed, on the other side)

                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                  Please mark
FOR ITEMS 1, 2 AND 3.                                    your votes as   [ X ]
                                                          indicated in
                                                          this example

Item 1--The election of Directors for a three year term expiring at the annual meeting of shareholders in 2001.

    FOR           WITHHOLD
ALL NOMINEES     AUTHORITY
 (EXCEPT AS     TO VOTE FOR
 INDICATED)     ALL NOMINEES
   [  ]             [  ]

Nominees: David I. Cohen, Abe Farkas and John P. O'Leary, Jr. A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

-------------------------------------------------------------------------------

Item 2--The adoption of an amendment of the Company's Restated Articles of Incorporation to increase the authorized Common Stock and Preferred Stock as described in the accompanying Proxy Statement.

      FOR     AGAINST    ABSTAIN
     [  ]       [  ]       [  ]

Item 3--The ratification of the appointment of Ernst & Young LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1999 fiscal year.

      FOR     AGAINST    ABSTAIN
     [  ]       [  ]       [  ]

PLEASE DATE AND SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THIS CARD. IF YOU ARE ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE SO INDICATE WITH YOUR FULL TITLE WHEN SIGNING. CORPORATE HOLDERS SHOULD SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.

DATED________________________________ , 1998

____________________________________________

____________________________________________
     WITH RESPECT TO THE ANNUAL MEETING
I/WE WILL ATTEND___  I/WE WILL NOT ATTEND___



                              FOLD AND DETACH HERE


                  PLEASE INDICATE IN THE SPACE PROVIDED ABOVE
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.